Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137514 on Form S-8 of SBT Bancorp, Inc. of our report dated February 16, 2010 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2009.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 22, 2010

83 PINE STREET  ●  WEST PEABODY, MASSACHUSETTS 01960-3635  ●  TELEPHONE (978) 535-0206  ●  FACSIMILE (978) 535-9908
smc@shatswell.com                      www.shatswell.com